SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 23, 2014

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2310

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Role of Principal Executive Officer

On June 23, 2014, Philip W. Tomlinson, Chairman of the Board and Chief Executive Officer of Total System Services, Inc. (“TSYS”), notified TSYS’ Board of Directors of his decision to retire as the Chief Executive Officer effective July 31, 2014 but to remain as an executive officer of TSYS and Chairman of the Board of Directors until the Annual Meeting of Shareholders on April 28, 2015 (“2015 Annual Meeting”). In his role as Executive Chairman, Mr. Tomlinson will assist in the smooth and orderly transition of TSYS’ executive leadership and provide support for TSYS’ business development activities by working to maintain client relationships.

Appointment of New Principal Executive Officer

On June 23, 2014, the TSYS Board of Directors appointed M. Troy Woods, age 63, as the President and Chief Executive Officer of TSYS effective July 31, 2014. Mr. Woods has served as President and Chief Operating Officer of TSYS since December 2003. From 1987 until 2003, Mr. Woods served in various capacities with TSYS, including Executive Vice President.

In connection with his promotion to Chief Executive Officer, the Compensation Committee of the Board approved an increase in Mr. Woods’ annual base salary from $694,000 to $800,000 which will be effective August 1, 2014. Also effective August 1, 2014, the Compensation Committee approved an increase in his target annual cash incentive award opportunity from 100% to 125% of his base salary, which, when pro-rated for the 2014 calendar year, results in an increase in his target cash opportunity from $694,000 to $821,500. Additionally, and also effective August 1, 2014, the Compensation Committee approved an increase in his target annual equity-based long-term incentive award opportunity from 250%, or $1,735,000, to 375%, or $3,000,000.

Further, the Compensation Committee approved an additional equity-based long-term incentive grant to Mr. Woods with a target value of $665,000 effective August 1, 2014 to reflect Mr. Woods’ service as Chief Executive Officer during 80% of the 2014-2016 performance period for the long-term incentive award granted in March 2014. Half of the value will be granted in the form of stock options and half of the value will be granted in the form of performance shares. The options will vest in three annual installments of one-third each, beginning on the first anniversary of the grant date. The performance goals for the payout of the performance share award will be based on the metrics of compound growth in revenues before reimbursable items and compound annual growth rate in adjusted cash earnings per share over the 2014-2016 performance period, each weighted 50%. The number of options and performance shares issued in connection with the grant will depend upon the closing price of TSYS’ stock on August 1, 2014.

There are no family relationships between Mr. Woods and any of TSYS’ directors or executive officers and TSYS has not entered into any transactions with Mr. Woods that are reportable pursuant to Item 404(a) of Regulation S-K.

Agreements with Mr. Tomlinson

On June 23, 2014, in connection with his appointment to the role of Executive Chairman effective July 31, 2014, TSYS and Mr. Tomlinson entered into a Transition and Retirement Agreement (“Retirement Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference. The key terms of the Retirement Agreement are as follows:

•	Mr. Tomlinson will remain employed by TSYS as Executive Chairman until the 2015 Annual Meeting with responsibility for assisting in the smooth and orderly transition of TSYS’ executive leadership and supporting TSYS’ business development activities by working to maintain client relationships.

•	Effective August 1, 2014 and through the date of the 2015 Annual Meeting, Mr. Tomlinson’s annual base salary will be reduced to $700,000 and be prorated on a calendar year basis. Mr. Tomlinson’s cash bonus under TSYS’ Annual Incentive Program for 2014, if any, will be based on his actual base salary paid during 2014, taking into account his transition to being compensated as Executive Chairman effective August 1, 2014. The option and performance share awards granted to Mr. Tomlinson during 2012 under TSYS’ Long-Term Incentive Program for the 2012-2014 performance period will continue to vest in accordance with their terms while Mr. Tomlinson is employed as Executive Chairman. Mr. Tomlinson will not be eligible for bonuses or equity or other awards under TSYS’ Annual Incentive Program or TSYS’ Long Term-Incentive Program for periods beginning after December 31, 2014.

•	The options and performance share awards granted to Mr. Tomlinson during 2013 and 2014, as described in more detail on Exhibit C to the Retirement Agreement which is attached hereto as Exhibit 10.1, were amended to provide that if Mr. Tomlinson is elected as a non-employee director of TSYS at the 2015 Annual Meeting, his continuous service as a non-employee director from and after the 2015 Annual Meeting will be treated as employment with TSYS for purposes of vesting, and his termination of service as a non-employee director will be treated as a termination of employment under the awards.

•	Mr. Tomlinson agreed to enter into a general waiver and release of claims against TSYS (“Waiver and Release”) following his termination of employment as Executive Chairman immediately prior to the 2015 Annual Meeting, a copy of which is attached as Exhibit A to the Retirement Agreement which is attached hereto as Exhibit 10.1.

•	Mr. Tomlinson agreed to enter into a Restrictive Covenant Agreement and a Consulting Agreement on the date of the Retirement Agreement (June 23, 2014), both of which are described below.

On June 23, 2014, TSYS and Mr. Tomlinson entered into a Restrictive Covenant Agreement, the term of which will commence on an as of yet undetermined future date when Mr. Tomlinson retires from his position as a director of TSYS (“Retirement Date”), a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference. Under the Restrictive Covenant Agreement, Mr. Tomlinson has agreed to certain non-disclosure covenants, and to non-competition, non-solicitation and non-disparagement covenants for a period of two years from and after his Retirement Date.

Also on June 23, 2014, TSYS and Mr. Tomlinson entered into a Consulting Agreement, the term of which will commence on the first day after his Retirement Date, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein by reference. The key terms of the Consulting Agreement are as follows:

•	Pursuant to the Consulting Agreement, Mr. Tomlinson will serve as a consultant to TSYS for a period of two years commencing on the first day after his Retirement Date. Mr. Tomlinson will provide consulting services to TSYS related to business development, maintenance of client relationships, executive and board development and such other matters as may be requested by the Chief Executive Officer.

•	As consideration for his services, TSYS will pay Mr. Tomlinson $500,000 per year during the term of the Consulting Agreement with such fee to be paid in monthly installments in arrears. TSYS will also reimburse Mr. Tomlinson for reasonable out of pocket business expenses incurred in connection with the consulting services performed under the Consulting Agreement.

•	TSYS may terminate the Consulting Agreement immediately if Mr. Tomlinson breaches any obligation under the Consulting Agreement, the Retirement Agreement, the Restrictive Covenant Agreement, the Waiver and Release or any other agreement with TSYS.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Transition and Retirement Agreement, dated June 23, 2014, between Philip W. Tomlinson and Total System Services, Inc.

10.2	Restrictive Covenant Agreement, dated June 23, 2014, between Philip W. Tomlinson and Total System Services, Inc.

10.3	Consulting Agreement, dated June 23, 2014, between Philip W. Tomlinson and Total System Services, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

Dated: June 23, 2014	By:	/s/ Kathleen Moates
Kathleen Moates Senior Deputy General Counsel

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